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                                                                     EXHIBIT 1.1

                              [CAMERON LETTERHEAD]
February 25, 1997

VIA FACSIMILE AND EDGAR FILING AS ATTACHMENT TO ESI FORM 8-K

Office of Chief Accountant
       SECPS Letter File
Mail Stop 3-13
Division of Corporation Finance
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:  ENERGY SEARCH, INCORPORATED  (THE "REGISTRANT")

Gentlemen:

I have read Item 4 of Form 8-K dated February 25, 1997 of Energy Search, Incorporated, (the "Registrant") and agree with the statements contained in paragraphs (a)(ii) and (iv) therein. I have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,



/s/ Ronald D. Cameron

Ronald D. Cameron
Certified Public Accountant

cc:    Richard S. Cooper (ESI)
       Patrick R. Sughroue, Esq.
       Deanna Cannon (Plante & Moran)